CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-100474 (Investment Company Act of 1940 file No. 811-04440) of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated April 7, 2006 relating to the financial statements of Regatta (N.Y), Regatta Gold (N.Y.), Regatta Extra (N.Y.), Regatta Masters Flex (N.Y.), Regatta Masters Extra (N.Y.), Regatta Masters Access (N.Y.), Regatta Masters Choice (N.Y.), Regatta Masters Reward (N.Y.) and Regatta Masters Select (N.Y.); and our report dated April 7, 2006 relating to the financial statements of All-Star, All-Star Freedom, All-Star Traditions, and All-Star Extra Sub-Accounts, all of which are included in the Sun Life (N.Y.) Variable Account C Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, described in Note 1) relating to the financial statements of Sun Life Insurance and Annuity Company of New York, also appearing in the Statement of Additional Information, and to the incorporation by reference in this Prospectus, which is part of such Registration Statement, to our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, described in Note 1) in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 2005.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

/s/Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2006